CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statements on Form N-1A (Investment Company Act File No. 811-21163 through post-effective amendment No. 6 and Securities Act of 1933 File No. 333-96545 through amendment No. 9) of Pioneer Protected Principal Trust (the "Registrant") and in the Prospectus of the Registrant relating to Pioneer Protected Principal Plus Fund II (the "Prospectus") of our report dated March 10, 2006 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 13, 2006. Our report refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.




                                     /s/ KPMG LLP

New York, New York
April 27, 2006